As filed with the Securities and Exchange Commission on July 30, 2010
Registration No. 333-______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Benchmark Electronics, Inc.
(Exact name of registrant as specified in its charter)

Texas	74-2211011
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3000 Technology Drive	77515 (Zip Code)
Angleton, Texas
(Address of Principal Executive Offices)

BENCHMARK ELECTRONICS, INC. 2010 OMNIBUS INCENTIVE COMPENSATION PLAN
BENCHMARK ELECTRONICS, INC. 2000 STOCK AWARDS PLAN
(Full title of plans)

Cary T. Fu
Chief Executive Officer
3000 Technology Drive
Angleton, Texas 77515
(Name and address of agent for service)

(979) 849-6550
(Telephone number, including area code, of agent for service)

Copies to:
William J. Whelan, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b–2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered (1), (2)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Shares, par value $0.10 per share:		N/A		N/A		N/A
Outstanding Award Shares (1)	5,267,613
2010 Plan Shares(2)	5,038,930	$17.01	(3)	$85,050,000	(3)	$6,064	(3)
Total	10,306,543	$17.01	(3)	$85,050,000	(3)	$6,064	(3)
(1)
The Outstanding Award Shares are shares of the Registrant’s Common Shares that are currently subject to outstanding awards under the Registrant’s 2000 Stock Awards Plan (the “2000 Plan”). Pursuant to the 2010 Omnibus Incentive Compensation Plan (the “2010 Plan”), the Outstanding Award Shares will become available for issuance under the 2010 Plan if such Outstanding Award Shares under the 2000 Plan are forfeited on or after May 18, 2010 (the “Approval Date”), the date of approval of the 2010 Plan. The Outstanding Award Shares were previously registered by the Registrant under a Registration Statement on Form S-8 filed on January 23, 2001 (File No. 333-54186) and a Registration Statement on Form S-8 filed on August 21, 2006 (File No. 333-136798) (collectively, the “2000 Plan Registration Statements”) and the Registrant paid the required registration fees. Pursuant to Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8, the Registrant has carried forward the registration fee for the Outstanding Award Shares. The Registrant has concurrently filed post-effective amendments to the 2000 Plan Registration Statements deregistering the Outstanding Award Shares under the 2000 Plan.

(2)
The 2010 Plan Shares are shares available for issuance under the 2010 Plan and include (a) 5,000,000 Common Shares not previously registered and (b) 38,930 Common Shares that were subject to outstanding awards under the 2000 Plan and were forfeited after the Approval Date (the “2000 Plan Forfeited Shares”). In accordance with the terms of the 2010 Plan, the 2000 Plan Forfeited Shares became available for issuance under the 2010 Plan. Such 2000 Plan Forfeited Shares were previously registered by the Registrant under the 2000 Plan Registration Statements and, pursuant to Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8, the Registrant has carried forward the registration fee for the 2000 Plan Forfeited Shares.

(3)
Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee for the 2010 Plan Shares not previously registered, based on the average of the high and low sale prices of the Common Shares on the New York Stock Exchange on July 29, 2010, which was $17.01, for a total maximum offering price for such 5,000,000 Common Shares of $85,050,000.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by Benchmark Electronics, Inc. (the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference herein and shall be deemed a part hereof:

(1) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on March 1, 2010;

(2) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 7, 2010;

(3) the Registrant’s Current Reports on Form 8-K, filed with the Commission on March 4, 2010 and May 20, 2010; and

(4) the description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A12B filed on May 6, 1997 (Commission file number 1-10560) pursuant to Section 12 of the Securities Exchange Act of 1934.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents (excluding any Current Reports on Form 8-K to the extent disclosure is furnished and not filed).

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Kenneth S. Barrow, Vice President and General Counsel and Corporate Secretary of the Registrant, is providing an opinion on the legality of the Common Shares being registered hereby. Mr. Barrow beneficially owns 13,500 Common Shares of the Registrant, 11,500 of which are unvested. Mr. Barrow participates in employee benefit plans of the Registrant on the same basis as other eligible employees, pursuant to which he owns or has options or other rights to acquire an aggregate of less than 1% of the Registrant’s outstanding Common Shares. Mr. Barrow is eligible to participate in the Plan, although the amount of the incentive compensation issuable to him thereunder is not presently determinable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

TEXAS BUSINESS CORPORATION ACT

Article 2.02-1.B of the Texas Business Corporation Act, as amended (the “TBCA”), grants to a corporation the power to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection therewith, only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed that (a) in the case of conduct in his official capacity as a director of the corporation, his conduct was in the corporation's best interests, and (b) in all other cases, his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Article 2.02-1.C limits the allowable indemnification by providing that, except to the extent permitted by Article 2.02-1.E, a director may not be indemnified in respect of a proceeding in which the person is found liable (1) on the basis that he improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, or (2) to the corporation. Article 2.02-1.E provides that if a director is found liable to the corporation or is found liable on the basis that he improperly received a personal benefit, the permissible indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Finally, Article 2.02-1.H provides that a corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in defense of the proceeding.

With respect to the officers of a corporation, Article 2.02-1.O of the TBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify and advance expenses to directors under Article 2.02-1. Further, Article 2.02-1.O provides that an officer of a corporation shall be indemnified as, and to the same extent, provided by Article 2.02-1.H for a director.

AMENDED AND RESTATED BYLAWS

The Amended and Restated Bylaws of the Registrant (1) make mandatory the indemnification of its directors as permitted under the TBCA and (2) provides for the advancement of reasonable expenses to its directors who become involved in indemnifiable legal proceedings subject to their compliance with certain requirements imposed by the TBCA.

INDEMNITY AGREEMENTS

The Registrant has entered into Indemnity Agreements with its directors and officers pursuant to which the Registrant generally is obligated to indemnify its directors and officers to the full extent permitted by Texas law.

INSURANCE

The Registrant has obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the Registrant may incur in such capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

4.1 -
Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 33-46316) (the “Registration Statement”)).

4.2 -
Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K dated May 18, 2006 and filed on May 19, 2006 (Commission file number 1-10560)).

4.3 -
Amendment to the Restated Articles of Incorporation of the Registrant adopted by the shareholders of the Registrant on May 20, 1997 (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (Commission file number 1-10560)).

4.4 -	Specimen form of certificate evidencing the Common Share (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).
4.5 -
Rights Agreement dated December 11, 1998 between the Registrant and Harris Trust and Savings Bank, as Rights Agent, together with the following exhibits thereto: Exhibit A - Form of Statement of Resolution Establishing Series A Cumulative Participating Preferred Stock of Benchmark Electronics, Inc.; Exhibit B - Form of Right Certificate; and Exhibit C - Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc. (incorporated by reference to Exhibit 1 to the Registrant’s Form 8-A12B filed December 11, 1998 (Commission file number 1-10560)).

4.6 -
Amendment No. 1 dated as of December 10, 2008, to the Rights Agreement dated as of December 11, 1998 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K dated December 10, 2008 and filed on December 11, 2008 (Commission file number 1-10560)).

4.7 -
Amendment No. 2 dated as of May 18, 2010, to the Rights Agreement dated as of December 11, 1998, as amended by Amendment No. 1 dated as of December 10, 2008 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A12B/A filed May 25, 2010 (Commission file number 1-10560)).

4.8 -
Amendment to the Restated Articles of Incorporation of the Registrant approved by the shareholders of the Registrant on August 13, 2002 (incorporated by reference to Exhibit 4.7 to the Registrant’s Form S-8 (Registration Number 333-103183)).

4.9 -
Amendment to the Restated Articles of Incorporation of the Registrant approved by the shareholders of the Registrant on May 10, 2006 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K dated October 16, 2006 and filed on October 16, 2006 (Commission file number 1-10560)).

4.10 -	Form of option award agreement for use under the Plan.
4.11 -	Form of restricted share award agreement for use under the Plan.
4.12 -	Form of restricted stock unit award agreement for use under the Plan.
5.1 -	Opinion of Counsel.
23.1 -	Consent of KPMG LLP.
23.2 -	Consent of Kenneth S. Barrow (included in Exhibit 5.1).
99.1 -	Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan.

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on July 30, 2010.

BENCHMARK ELECTRONICS, INC.

By:	Cary T. Fu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

Chairman of the Board and
Cary T. Fu	Chief Executive Officer	July 30, 2010
Cary T. Fu	(principal executive officer)

Donald F. Adam	Chief Financial Officer	July 30, 2010
Donald F. Adam	(principal financial
and accounting officer)

Michael R. Dawson	Director	July 30, 2010
Michael R. Dawson

Peter G. Dorflinger	Director	July 30, 2010
Peter G. Dorflinger

Douglas G. Duncan	Director	July 30, 2010
Douglas G. Duncan

Laura W. Lang	Director	July 30, 2010
Laura W. Lang

Bernee D.L. Strom	Director	July 30, 2010
Bernee D.L. Strom

Clay C. Williams	Director	July 30, 2010
Clay C. Williams

Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Angleton, State of Texas, on July 30, 2010.

BENCHMARK ELECTRONICS, INC.

By:	/s/ Kenneth S. Barrow
Kenneth S. Barrow
General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

4.10	Form of option award agreement for use under the Plan.

4.11	Form of restricted share award agreement for use under the Plan.

4.12	Form of restricted stock unit award agreement for use under the Plan.

5.1	Opinion of Counsel.

23.1	Consent of KPMG LLP.

23.2	Consent of Kenneth Barrow (included in the opinion filed as Exhibit 5.1 hereto).

99.1	Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan.